Exhibit 10.4

GUARANTY

(Draper Peaks Shopping Center)

THIS GUARANTY (the “Guaranty”) is executed as of the 17th day of June, 2011, by and among DRAPER PEAKS, L.L.C., a Utah limited liability company (“Guarantor”), and INLAND DIVERSIFIED DRAPER PEAKS, L.L.C., a Delaware limited liability company (“Purchaser”).

RECITALS

A.

Guarantor, as Seller, and Inland Real Estate Acquisitions, Inc. (“IREA”) (predecessor in interest to Purchaser) executed and delivered a certain letter agreement dated April 27, 2010 and executed the following amendments thereto:  June 14, 2010, an Amendment to Agreement; July 29, 2010, a Second Amendment to Agreement; August 18, 2010, a Third Amendment to Agreement; August 30, 2010, a Fourth Amendment to Agreement; September 21, 2010, a Fifth Amendment to Agreement; September 29, 2010, a Sixth Amendment to Agreement; October 12, 2010, a Seventh Amendment to Agreement; October 26, 2010, an Eighth Amendment to Agreement; November 2, 2010, a Ninth Amendment to Agreement; November 11, 2010, a Tenth Amendment to Agreement; December 3, 2010, an Eleventh Amendment to Agreement; January 10, 2011, a Twelfth Amendment to Agreement; February 17, 2011, a Thirteenth Amendment to Agreement; February 23, 2011, a Fourteenth Amendment to Agreement; March 3, 2011, a Fifteenth Amendment to Agreement; March 9, 2011, a Sixteenth Amendment to Agreement (the “Sixteenth Amendment”); May 31, 2011, a Seventeenth Amendment to Agreement; June 1, 2011, an Eighteenth Amendment to Agreement; June 2, 2011, a Nineteenth Amendment to Agreement; June 8, 2011, a Twentieth Amendment to Agreement; June 15, 2011, a Twenty-First Amendment to Agreement; and June 17, 2011, a Twenty-Second Amendment to Agreement (such agreements and amendments being referred to in this Amendment, collectively, as the “Agreement”) pertaining to the sale and purchase of certain real property consisting of a retail shopping center located in Draper, Salt Lake County, Utah, as more fully described in the Agreement (the “Property”).

B.

By Assignment of Contract, dated as of the date hereof, IREA assigned all of its right, title and interest in and to the Agreement to Purchaser.

C.

Guarantor and Purchaser are closing upon the sale and purchase of the Property as of the date hereof (the “Initial Closing”) and have agreed as a condition to closing to enter into this Guaranty in consideration of the terms of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor and Purchaser hereby agree as follows:

1.

Defined Terms.  Unless otherwise stated, defined terms utilized in this Guaranty are expressly set forth herein (including Exhibit “A,” attached), or in the Agreement.

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2.

Consideration.  Through the due diligence investigations of Purchaser prior to the expiration of the Agreement contingency period, Purchaser identified the Guaranteed Leases (as defined below) as credit and valuation risks; and if not for the agreement of Guarantor to provide this Guaranty, Purchaser would not have accepted the condition of the Property and closed upon the acquisition thereof.

3.

Guaranteed Leases and Tenants.  Collectively, the “Guaranteed Leases,” and respectively, a “Guaranteed Lease,” are more particularly described upon Exhibit “A,” attached hereto, and are otherwise identified as leases applicable to: (i) “Village Quilt Shop” (4,223 square feet of demised premises); (ii) “Theatre Extreme” (4,194 square feet of demised premises); and (iii) “Thistles” (1,396 square feet of demised premises).  Each of the tenants under the Guaranteed Leases are, respectively, the “Guaranteed Tenants.”

4.

Pylon Sign and Vanilla Box Obligations.  The Agreement describes the Vanilla Box Obligation and the Pylon Sign Obligation of Guarantor (Seller thereunder).  The Vanilla Box Obligation and the Pylon Sign Obligation are hereby made subject to the undertakings of Guarantor in favor of Purchaser hereunder.

5.

Guaranteed Leases.

(a)

On the terms herein described, and subject to the Term applicable to each of the Guaranteed Tenants, Guarantor hereby irrevocably and unconditionally guarantees as to each Guaranteed Lease for the Term (as applicable to that Guaranteed Lease), the payment of all Rent (as defined below) under the Guaranteed Lease and the payment of all Default Charges and Costs (as defined below) under the Guaranteed Lease to the extent described in subparagraph (c) below.  For purposes of this Guaranty:

(i)

“Default Charges and Costs” means all additional late fees, default interest and similar additional charges and costs incurred or imposed upon the Guaranteed Tenant pursuant to a Guaranteed Lease in addition to Rent.

(ii)

“Rent” means all base rent, reimbursable expenses and other charges due and owing under the terms of a Guaranteed Lease.

(b)

If a  Guaranteed Tenant is in default of its obligation to pay Rent beyond any applicable cure period pursuant to its Guaranteed Lease (“Default”), then upon written notice delivered in accordance with the terms of Paragraph 8 hereof (the “Notice”) from Purchaser to Guarantor stating: (i) that the Guaranteed Tenant is in Default; (ii) the amount of Rent then due and owing by the Guaranteed Tenant to Purchaser, Guarantor shall remit such payment to Purchaser via wire transfer of immediately available United States funds, as directed by Purchaser from time to time, within 3-business days of the date of receipt of such Notice.

(c)

If Guarantor does not timely pay Rent within 3-business days of the date of receipt of such Notice, Guarantor shall also pay all Default Charges and Costs that

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have accrued under the Guaranteed Lease through the date of payment by Guarantor.

(d)

Purchaser shall use commercially reasonable efforts to collect all Rent and Default Charges and Costs payable to Purchaser from the tenant or any guarantor (other than Guarantor) under the Guaranteed Leases.  If Purchaser subsequently collects any Rent with respect to a Guaranteed Lease which is applicable to the periods for which Guarantor has paid any amounts under subparagraph (b) above, or any Default Charges and Costs which Guarantor has paid under subparagraph (c) above, Purchaser shall promptly remit the same to Guarantor.

(e)

Guarantor shall be entitled to an accounting with respect to each Guaranteed Lease, and shall be entitled to access to and copies of the accountings of Purchaser with respect to each of the Guaranteed Leases.

6.

UDOT Taking.

(a)

On the terms herein described, and subject to the Term and the limitations described in subsection 6(b), Guarantor hereby agrees to pay to Purchaser (i) the aggregate amount of the Goodwood Rent which Goodwood fails to pay Purchaser based on a claim by Goodwood that the amount of the Goodwood Rent which Goodwood is obligated to pay pursuant to Goodwood’s lease for space at the Property (the “Goodwood Lease”) is reduced pursuant to Section 24.1 of the Goodwood Lease as a result of the taking described in the UDOT Settlement Documents (the “Goodwood Rent Reduction Obligation”), and (ii) the amount of temporary taking proceeds which Goodwood is entitled to receive, if any, under Section 24.2 of the Goodwood Lease as a result of the taking described in the UDOT Settlement Documents (the “Goodwood Proceeds Obligations”, and together with the Goodwood Rent Reduction Obligation, the “Goodwood Obligation”).  In addition, Seller agrees to perform its obligations under Section 4 of the Sixteenth Amendment (the “Restriping Obligations” and together with the Goodwood Obligation, the “UDOT Obligations”) For purposes hereof, the term “Goodwood Rent” means the aggregate amount of base rent payable by Goodwood under the Goodwood Lease.

(b)

The maximum amount which Guarantor is required to pay to Purchaser for the Goodwood Proceeds Obligation shall not exceed $14,000 (the “Maximum Goodwood Proceeds Obligation”). The maximum amount which Guarantor is required to (i) pay to Purchaser for the entire Goodwood Obligation (including the Goodwood Proceeds Obligation and Goodwood Rent Reduction Obligation), and (ii) to perform the Restriping Obligations, shall not exceed, in the aggregate, $166,000 (the “Maximum UDOT Obligation”).

(c)

In the event Goodwood claims that (i) Goodwood is entitled to reduce the Goodwood Rent pursuant to Section 24.1 of the Lease and/or (ii) Goodwood is entitled to received the temporary taking proceeds for the UDOT Settlement

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Documents, Purchaser shall send written notice of such claim, together with a copy of any written correspondence from Goodwood relating to such claim, to Guarantor (the “Goodwood Claim Notice”).  Guarantor shall have a period of sixty (60) days after Guarantor’s receipt of the Goodwood Claim Notice in which to negotiate a settlement with Goodwood, which settlement shall be subject to Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, if the settlement with Goodwood results in a payment to Goodwood and/or a reduction in the Goodwood Rent in an amount which is less than the Maximum Goodwood Proceeds Obligation or the Maximum UDOT Obligation, as applicable, and such settlement does not include other changes to the obligations of Purchaser or Goodwood under the Goodwood Lease, Guarantor shall not be required to obtain Purchaser’s Consent.  In the event Guarantor is unable to reach a settlement with Goodwood within such sixty (60) day period, Purchaser shall thereafter attempt to reach a settlement with Goodwood.  Upon completion of the settlement with Goodwood, Purchaser, Goodwood, and if required, Guarantor, shall execute such documents as may be required to evidence the terms of such settlement and upon the execution by all parties of such documents, Guarantor shall pay such amounts as are required to satisfy the Goodwood Obligation and/or Goodwood Proceeds Obligation, as applicable, not to exceeds the Maximum UDOT Obligation and/or Maximum Goodwood Proceeds Obligation, as applicable.  In the event neither Guarantor or Purchaser are able to reach a settlement with Goodwood on or before the date which is one hundred twenty (120) days after Purchaser’s receipt of the Goodwood Claim Notice, Guarantor shall pay such amounts as are claimed by Goodwood to be owing under the Goodwood Obligation and/or Goodwood Proceeds Obligation, as applicable, not to exceed the Maximum UDOT Obligation and/or Maximum Goodwood Proceeds Obligation, as applicable.

(d)

Nothing set forth in this Guaranty is an admission by Purchaser or Guarantor that Goodwood is entitled to any rent reduction or receipt of temporary taking proceeds.  The purpose of this Section 6 is to adjust certain risks between the Guarantor and Purchaser in the event an ambiguous provision in the Goodwood Lease is resolved in favor of Goodwood.

7.

Office Depot Liquidated Damages.   On the terms herein described, and subject to the Term, Guarantor hereby irrevocably and unconditionally guarantees the payment of the $500 per day penalty that Office Depot is entitled to deduct from its payment of base rent (the “Office Depot Rental Reduction”) pursuant to Section 3 of that certain First Amendment to Lease, dated May 16, 2011, between Guarantor, as landlord, and Office Depot, as tenant (the “Office Depot Obligation”).  In the event Office Depot is entitled to take the Office Depot Rental Reduction, Guarantor shall, within five (5) business days of its receipt of a written request from Purchaser, which written request shall include any written correspondence from Office Depot asserting its right to the Office Depot Rental Reduction, pay to Purchaser the full amount of the Office Depot Rental Reduction which Office Depot is entitled to take pursuant to its lease.

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8.

Security for the Guaranty.  The Agreement provides that commencing on the date of the Initial Closing and continuing through the expiration of the Earnout Period, Guarantor is entitled to earn the payment of all or a part of the Earnout Purchase Price (as defined by the Agreement).  Guarantor hereby collaterally assigns its right to receive all or any portion of the Earnout Purchase Price and its right to receive rental and other payments under a Vacant Space Lease (as defined by the Agreement) to Purchaser as security for this Guaranty.  If Guarantor is at any time in default of its obligations under this Guaranty, and Guarantor otherwise would qualify for an Earnout Purchase Price Closing (as defined by the Agreement), Purchaser shall have the right to close the Earnout Purchase Price Closing and offset the proceeds against the sums due and owing to Purchaser in an amount sufficient to satisfy the default of Guarantor together with an amount sufficient to provide adequate security for the continuing obligations of Guarantor under this Guaranty.

9.

Term.  The term of the Guaranty (the “Term”) shall be: (a) through October 31, 2011 in regard to the Village Quilt Shop; (b) for a period of 3-years from the date of Initial Closing for Theatre Extreme; (c) through July 31, 2013 in regard to Thistles; (d) for a period of 48-months in regard to the Vanilla Box Obligation; (e) for a period of twelve (12) months with respect to the Pylon Sign Obligations and Office Depot Obligation; and (f) for a period of six (6) months after UDOT completes the project construction on the Property with respect to the Goodwood Obligation.

10.

Notices.  All notices, requests, demands, tenders, and other communications under this Agreement shall be in writing (“Notice”) and shall be emailed and also sent for priority overnight delivery via a nationally recognized commercial courier such as, but not limited to, Federal Express.  Any Notice shall be deemed to have been duly given one (1) business day after being delivered to a nationally recognized commercial courier for next day delivery, to the address for each party set forth below its execution of this Agreement, or when transmitted by facsimile to the telecopy number for each party set forth below its execution of this Agreement.  Rejection or other refusal to accept, or inability to deliver a Notice because of changed address of which no Notice was given, shall be deemed to be receipt of such Notice.  Any party, by Notice to the others in the manner herein provided, may designate an address different from that stated above.

11.

General Conditions.

(a)

The obligations of Guarantor under this Guaranty shall not be released or limited in any manner by reason of the failure of Purchaser to exercise or delay in the exercise of any right granted hereunder or under the Guaranteed Leases.

(b)

This Guaranty shall remain in full force and effect until such time as the financial obligations of the Guaranteed Tenants have been fully satisfied.

(c)

Purchaser may assign this Guaranty, in whole or in part, to any lender and also to any purchaser or assignee of the interest of Purchaser in and to the Property.

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(d)

Guarantor is a limited liability company duly organized, registered, in good standing, and validly existing under the laws of the State of Utah and has the full power, authority and legal right to execute, deliver and perform this Guaranty; and the Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

(e)

Purchaser shall have the right to elect to (i) proceed against Guarantor to enforce the provisions of the Guaranty without first proceeding against the Guaranteed Tenant, or (ii) to join the Guarantor in any action or proceeding commenced by Purchaser against a Guaranteed Tenant.

(f)

Guarantor (i) agrees to indemnify, defend and save Purchaser harmless of from and against any and all loss, cost, liability, damage and expense (including reasonable counsel fees), which may arise by reason of a Default, or the insolvency of a Guaranteed Tenant, or the default by Guarantor hereunder; and (ii) acknowledges that this Guaranty is a guarantee of payment and not of collection in respect to any obligations which may accrue to Purchaser from a Guaranteed Tenant under a Guaranteed Lease; and (iii) covenants and agrees with Purchaser that the validity of this Guaranty shall in no way be terminated, affected or otherwise impaired by reason of any assignment or transfer of the interest of a Guaranteed Tenant under a Guaranteed Lease.

(g)

This Guaranty shall be construed and enforced in accordance with the laws of the State of Utah.

[Signatures begin on following page]

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IN WITNESS WHEREOF, this Guaranty was executed as of the date first set forth above.

“Guarantor”

DRAPER PEAKS, L.L.C., a Utah limited liability company, by its Managers:

THE BOYER COMPANY, L.C., a Utah limited liability company

By: /s/ Devon Glenn

Name:  Devon Glenn

Its: Manager

ARBOR COMMERCIAL REAL ESTATE, L.L.C., a Utah limited liability company

By: /s/ John Gust

Name:  John Gust

Its: Manager

Address:

Draper Peaks, L.L.C.

c/o The Boyer Company, L.C.

90 South 400 West, Suite 200

Salt Lake City, Utah 84101

With a copy to:

David E. Gee, Esq.

Parr Brown Gee & Loveless

185 South State Street, Suite 800

Salt Lake City, Utah 84111

“Purchaser”

INLAND DIVERSIFIED DRAPER PEAKS, L.L.C.,

a Delaware limited liability company, by its sole member

Inland Diversified Real Estate Trust, Inc., a Maryland corporation

By: /s/ Mary J. Pechous

Name: Mary J. Pechous

Its: Assistant Secretary

Address:

c/o Inland Diversified Real Estate Trust, Inc.

Attention: President

2901 Butterfield Road

Oak Brook, Illinois 60523

With a copy to:

The Inland Real Estate Group, Inc.

Attention: General Counsel

2901 Butterfield Road

Oak Brook, Illinois 60523

EXHIBIT “A”

To

GUARANTY

Guaranteed Leases

1.

Lease Agreement, dated June 1, 2005, by and between Draper Peaks, L.L.C., as landlord, and Gardner Mill Company, a Utah corporation d/b/a Village Quilt Shop, as tenant, which provides for a monthly base rent in the amount of $6,686 per month and expires on October 31, 2011.

2.

Lease Agreement, dated April 17, 2007, by and between Draper Peaks, L.L.C., as landlord, and Draper Theater Xtreme, L.L.C., as tenant, which provides for a monthly base rent in the amount of $8,388 per month and expires on March 31, 2018.

3.

Lease Agreement, dated June 14, 2008, by and between Draper Peaks, L.L.C., as landlord, and Thistles Inc., as tenant, which provides for a monthly base rent in the amount of $3,025 per month and expires on July 31, 2013.

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